UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2014

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On January 31, 2014, The LGL Group, Inc. (the "Company"), through its primary operating subsidiary, MtronPTI, a leader in precision frequency control and customer RF/microwave filters, entered into an asset purchase agreement with Trilithic Inc. to acquire certain filter product line assets (the "Asset Purchase Agreement") for cash consideration of $700,000.
The acquired assets include intellectual property and equipment for Trilithic's fixed and tunable frequency filter products used in cellular, military and other wireless applications.  This investment is expected to further strengthen and differentiate MtronPTI's high reliability RF & microwave portfolio, providing increased service to aerospace, defense and Internet communication technology clients.
FORWARD LOOKING STATEMENTS
Certain statements in Item 1.01 of this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors. The Company's actual future performance may differ materially from such expectations as a result of important risk factors, which include, those identified in the Company's Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission.  These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements.
Item 8.01.                          Other Events.
On February 3, 2014, The LGL Group, Inc. issued a press release announcing its acquisition of certain assets from Trilithic Inc. pursuant to the Asset Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
99.1	Press release issued by The LGL Group, Inc. on February 3, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 3, 2014	THE LGL GROUP, INC.

	By:	/s/ James L. Williams
		Name:	James L. Williams
		Title:	Corporate Controller

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press release issued by The LGL Group, Inc. on February 3, 2014.